Stemcell Global Research, Inc.
                 (A DEVELOPMENT STAGE COMPANY)
                      FINANCIAL STATEMENTS
                         March 31, 2000
                       TABLE OF CONTENTS

                                                            PAGE
INDEPENDENT AUDITORS' REPORT.................................  1
BALANCE SHEET - ASSETS.......................................  2
BALANCE SHEET - LIABILITIES AND SHAREHOLDER'S EQUITY.........  3
STATEMENT OF OPERATIONS......................................  4
STATEMENT OF CASH FLOWS......................................  5
NOTES TO FINANCIAL STATEMENTS................................  6

James E. Slayton, CPA
2858 West Market Street
Suite C
Akron, Ohio 44333
1-330-864-3553

                  INDEPENDENT AUDITORS' REPORT

Board of Directors                                June 27, 2000
Stemcell Global Research, Inc. (The Company)
Las Vegas, Nevada 89102
     I have reviewed the accompanying Balance Sheet of Stemcell Global Research, Inc. (A Development Stage Company) as of March 31, 2000, and related statements of income, retained earnings, and cash flows in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Stemcell Global Research, Inc.

     A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

     Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



James E. Slayton, CPA
Ohio License ID# 04-1-15582

                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                         BALANCE SHEET
                             AS AT
                         March 31, 2000



                    ASSETS
     ASSETS                 March 31,         December 31,
                              2000               1999

CURRENT ASSETS
Cash                         18,459.00          7,775.00
Money Market Account         60,455.00         15,374.00
                           ----------------- -------------------
Total Current Assets         78,914.00         23,149.00

PROPERTY AND EQUIPMENT
Property and Equipment            0.00              0.00
                           ----------------- -------------------
Total Property and Equipment      0.00              0.00

OTHER ASSETS
Other Assets                      0.00              0.00
                           ----------------- -------------------
Total Other Assets                0.00              0.00

                           ----------------- -------------------
TOTAL ASSETS                 78,914.00        $23,149.00
                           ================= ===================


         See accompanying notes to financial statements

                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                         BALANCE SHEET
                             AS AT
                         March 31, 2000


                      LIABILITIES & EQUITY
                                             March 31,          December 31,
                                               2000                 1999

CURRENT LIABILITIES
Accounts Payable                                 $0.00                $0.00
                                            ------------------ -------------------
Total Current Liabilities                         0.00                 0.00

OTHER LIABILITIES
Convertible Notes Payable                   163,000.00            85,000.00
Accrued Interest Payable                      5,848.00             2,458.00
                                            ------------------ -------------------
Total Other Liabilities                     168,848.00            87,458.00
                                            ------------------ -------------------
Total Liabilities                           168,848.00            87,458.00

     EQUITY
Common Stock, $0.001 par value, authorized
20,000,000 shares; issued and outstanding
at March 31, 2000 1,924,350 common shares     1,924.00             1,924.00
Additional Paid in Capital                  143,839.00           143,839.00
Retained Earnings (Deficit accumulated
during development stage)                  (235,697.00)         (210,072.00)
Advances from shareholder                            0                 0.00
                                           ------------------ -------------------
Total Stockholders' Equity                  (89,934.00)          (64,309.00)
                                           ------------------ -------------------
     TOTAL LIABILITIES & OWNER'S EQUITY      78,914.00           $23,149.00
                                           ================== ===================


         See accompanying notes to financial statements

                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                    STATEMENT OF OPERATIONS
                           FOR PERIOD
   March 31, 2000 (unaudited) and March 31, 1999 (unaudited)

                                                   March 31,         March 31,
                                                   2000              1999
     REVENUE                                       (Unaudited)       (Unaudited)
Revenues                                                  0.00              0.00
Interest Income                                          45.00              0.00
                                                   ---------------   ----------------
          Total Revenue                                  45.00              0.00

    COSTS AND EXPENSES
Selling, General and Administrative                  25,670.00         18,160.00
                                                   ---------------   ----------------
          Total Costs and Expenses                   25,670.00         18,160.00
                                                   ---------------   ----------------
               Net Income or (Loss) before taxes    (25,625.00)       (18,160.00)
               Income Tax Expense                         0.00              0.00
                                                   ===============   ================
               Net Ordinary
               Income or
               (Loss)                               (25,625.00)       (18,160.00)
Weighted average
number of common
shares outstanding                                   1,890,361         1,754,283


Basic Net Loss Per Share                                 (0.01)            (0.01)




         See accompanying notes to financial statements

                 Stemcell Global Research, Inc.
                 (A Development Stage Company)
                    STATEMENT OF CASH FLOWS
                       FOR PERIOD ENDING
                         March 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
                                                  March 31, 2000   March 31, 1999
Net (loss) from operations                          ($25,625.00)      (17,500.00)
Adjustments to reconcile net income to net cash
provided
Increase in interest payable                           3,390.00             0.00

                                                  ---------------  ---------------
     Net Cash provided by
     Operating Activities                            (22,235.00)      (17,500.00)

CASH FLOWS FROM INVESTING
ACTIVITIES
                                                  ---------------  ---------------
     Net cash used by investing activities                 0.00             0.00

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Capital Stock                                  0.00             0.00
Cash received from convertible note payable           78,000.00        17,500.00
                                                  ---------------  ---------------
     Net cash provided by financing activities        78,000.00        17,500.00
     Balance at beginning of period                   23,149.00             0.00
     Net increase (decrease)  in cash                 55,765.00             0.00
     Balance as at end of period                      78,914.00             0.00



         See accompanying notes to financial statements

                 Stemcell Global Research, Inc.
                     (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized January 20, 1999 (Date of Inception) under the laws of the State of Nevada, as Stemcell Global Research, Inc. (The Company) has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company has 20,000,000 shares of $.001 par value stock authorized.

     On January 21, 1999, the Company issued 1,651,125 Shares of its $0.001 par value common stock for cash of $1,651.13 and cancellation of a $7,500.00 loan from a founding shareholder for corporate consulting costs.

     On March 9, 1999, the Company completed a public offering that was exempt from federal registration pursuant to Regulation D, Rule 504 of the Securities Act of 1933 as amended, and exempt from state registration pursuant to various state securities transaction exemptions. The Company sold 273,225 shares of Common Stock at a price of $0.50 per share for a total amount raised of $136,612.50. The Company received cash in the amount of $93,535.00, a note receivable in the amount of $5,000.00 and exchange for services rendered in the amount of $38,062.50.

     On March 29, 2000 a convertible promissory note was signed with Atlantique Capital Group, Inc. in the amount of $163,000.00 at a per annum rate of 12%.

     There have been no other issuances of equity or Common Stock.


NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES
     Accounting policies and procedures have not been determined except as follows:
     1.  The Company uses the accrual method of accounting.

     2.  The cost of organization was expensed when incurred.

     3. Basic earnings per share is computed using the weighted average number of shares of common stock outstanding. Diluted earnings per share were not include as the inclusion of convertible notes would be anti-dilutive and all contingencies for conversion have not occurred.

     4. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     5. The cost of equipment is depreciated over the estimated useful life of the equipment utilizing the straight line method of depreciation. There was no depreciation during this operating period. There was no equipment purchased through March 31, 2000.

                    Stemcell Global Research, Inc.
                     (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES - CONTINUED

     6. The Company experienced losses for its first operating period January 20, 1999 (Date of inception) to December 31, 1999. The Company will review its need for a provision for federal income tax after each operating quarter and each period for which a statement of operations is issued. The net operating losses will begin to expire in the year 2014.

     7.  The Company has adopted December 31 as its fiscal year end.

     8. The Company records its inventory at cost. There was no inventory through March 31, 2000.

     9. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as at the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates.

     10. The Company's Statement of Cash Flows is reported utilizing cash (currency on hand and demand deposits) and cash equivalents (short-term, highly liquid investments). The Company's Statement of Cash Flows is reported utilizing the indirect method of reporting cash flows.

Schedule of noncash financing activities,

     Loan cancelled in exchange for stock                7,500.00
     Services received in exchange for common stock     45,562.00
     Note receivable for common stoc                     5,000.00
                                                       -----------
                                                        58,062.00

     11. The Company will review its long-lived assets and certain identifiable intangible assets for impairment at the end of each operating period reported. The Company will report these assets at recoverable costs.

NOTE 3 - GOING CONCERN

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through March 31, 2000. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.
It is management's plan to secure additional capital through loans and or private placements.

                    Stemcell Global Research, Inc.
                     (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTION

     Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 5 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 - LONG TERM COMMITMENTS

     The Company neither owns or leases any real or personal property.

NOTE 7-CONVERTIBLE NOTES PAYABLE

     The Company has issued $163,000.00 in convertible notes payable at 12% per annum. The notes have a ninety day term which may be automatically renewed by the Company. The notes are convertible at the Holder's option at the price of $.50 per share, the fair market value of the Company's 504 offering, with demand registration rights and first right of refusal to sell these shares into the Company's first secondary public offering. The notes are not with a related party. The Company also agrees to issue an additional 50,000 shares to the maker of the note, ninety days after the final advance of funds scheduled on March 22, 2000. The conversion rate is based on the fair market value of the Company's common stock at the time the notes were negotiated. The Company was originally advanced $122,500.00 in 1999, of which they had repaid $42,000.00 by December 31, 1999. The current balance of $163,000.00 reflects additional advances made through March 31, 2000.

James E. Slayton, CPA
2858 West Market Street
Suite C
Akron, Ohio 44333

To Whom It May Concern:                                June 27, 2000

     The firm of James E. Slayton, Certified Public Accountant consents to the inclusion of my report of March 31, 2000, on the Financial Statements of Stemcell Global Research, Inc. in any filings that are necessary now or in the near future to be filed with the U. S. Securities and Exchange Commission.

Professionally,

James E. Slayton, CPA
Ohio License ID # 04-1-15582